Exhibit 10.1

EXECUTION VERSION

SIXTH AMENDMENT TO LOAN AND SECURITY AGREEMENT
AND
SCHEDULE TO LOAN AND SECURITY AGREEMENT

This Sixth Amendment to the Loan and Security Agreement and Schedule to the Loan and Security Agreement (“Amendment”) is made as of this 26th day of October, 2011 by and among EMTEC, INC. (a Delaware corporation), EMTEC, INC. (a New Jersey corporation), EMTEC VIASUB LLC (a Delaware limited liability company), EMTEC FEDERAL, INC. (formerly known as WESTWOOD COMPUTER CORPORATION) (a New Jersey corporation), EMTEC GLOBAL SERVICES LLC (formerly known as EMTEC FEDERAL SERVICES LLC, formerly known as WESTWOOD FEDERAL SERVICES, LLC) (a Delaware limited liability company),  LUCEO, INC. (an Illinois corporation), EBUSINESS APPLICATION SOLUTIONS, INC. (a New Jersey corporation), AVEEVA, INC. (a Delaware corporation), SECURE DATA, INC. (a Delaware corporation), EMTEC INFRASTRUCTURE SERVICES CORPORATION (a Delaware corporation), KOAN-IT (US) Corp. (a Delaware Corporation), COVELIX, INC. (a Delaware corporation, DINERO  SOLUTIONS, LLC (a Georgia limited liability company) and GNUCO LLC d/b/a Emerging Solutions LLC (a Delaware limited liability company) (jointly and severally, “Borrower”), whose address is 100 Matsonford Road, Two Radnor Corporate Center, Suite 420, Radnor PA 19087, and DE LAGE LANDEN FINANCIAL SERVICES, INC. ("DLL"), whose address is 1111 Old Eagle School Road, Wayne,  PA 19087.

BACKGROUND

A.           Existing Borrowers and DLL are party to that certain Loan and Security Agreement dated December 7, 2006 (as it may otherwise have been and may hereafter be modified, amended, extended, restated, supplemented or replaced, from time to time, the “Loan and Security Agreement”), including that certain Schedule to the Loan and Security Agreement dated December 7, 2006 executed by Borrower and DLL in connection with and as a part of the Loan and Security Agreement (as it may otherwise have been and may hereafter be modified, amended, extended, restated, supplemented or replaced, from time to time, the “Schedule”), pursuant to which DLL established certain credit facilities in favor of Borrower.  The Loan and Security Agreement, collectively together with the Schedule, as either may otherwise have been and may hereafter be modified, amended, extended, restated, supplemented or replaced, from time to time, are referred to herein collectively as the “Loan Agreement”.   The Loan Agreement and all instruments, documents and agreements executed in connection therewith or related thereto are referred to herein collectively as the “Existing Loan Documents.”  All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Loan Agreement.

B.           Borrower and DLL have mutually agreed to make certain amendments and modifications to the Loan Agreement and the credit facilities established thereunder to provide for (i) a temporary increase in the Total Facility from $32,000,000 to $35,000,000 for the remainder of 2011 and (ii) certain related amendments agreed to by Borrower in consideration of such temporary increase, all in accordance with the provisions of and on and subject to the terms and conditions set forth in this Amendment.

NOW, THEREFORE, with the foregoing Background incorporated by reference and made a part hereof and intending to be legally bound, the parties agree as follows:

1.             Amendments to the Schedule.  Upon the effectiveness of this Amendment as provided for in Section 3 below, the Schedule is hereby amended and modified in the following manner.

(A)           Amendments to Definition of Fixed Excess Collateral Reserve.  The definition of “Fixed Excess Collateral Reserve” in Section 1 of the Schedule titled “DEFINITIONS” is hereby amended and restated as follows:

“Fixed Excess Collateral Reserve” means a Loan Reserve in the amount of (i) at all times through October 31, 2011, $1,000,000, (ii) from November 1, 2011 through November 30, 2011, $2,000,000, (iii) from December 1, 2011 through December 31, 2011, $2,500,000, (iv) from January 1, 2012 through January 31, 2012, $3,000,000, (v) from February 1, 2012 through February 29, 2012, $3,250,000 and (v) from March 1, 2012 and at all times thereafter, (x) $3,250,000 plus (y) an amount equal to $250,000 mulitplied by the number of calendar months that have commenced on or after March 1, 2012.

(B)           Amendment for Temporary Increase of Total Facility Amount.  Section 2.1 of the Schedule titled “TOTAL FACILITY” is hereby amended and restated as follows:

The Total Facility amount shall be (i) from October 26, 2011 through December 31, 2011, Thirty Five Million Dollars ($35,000,000) and (ii) at all times from and after January 1, 2012, Thirty Two Million Dollars ($32,000,0000).

(C)           Amendment for Temporary Increase of Revolving Credit Limit.  In the subsection entitled “Revolving Credit Loans” of Section 2.2 of the Schedule titled “LOANS”, the subparagraph (a) of the first paragraph thereof shall be amended and restated as follows:

(a)      the amount equal to (x) from October 26, 2011 through December 31, 2011, Thirty Five Million Dollars ($35,000,000) and (y) at all times from and after January 1, 2012, Thirty Two Million Dollars ($32,000,0000) minus the outstanding principal balance under any Canadian Credit Facility as of such date (provided that, to the extent the loans and advances of credit under any such Canadian Credit Facility are denominated in any currency other than US Dollars, the amount of the principal balance outstanding under such Canadian Credit Facility as of any date shall be the actual amount outstanding as of such date in the applicable currency as converted into the US Dollar equivalent thereof based on prevailing market currency exchange rates as of such date) (the “Revolving Credit Limit”), less any Loan Reserves, or

(i)      In Section 2.2 of the Schedule titled “LOANS”, the first paragraph of the subsection entitled “Floorplan Loans” shall be amended and restated as follows:

Floorplan Loans:  A floorplan line of credit consisting of loans made to Borrower against Floorplanned Inventory (“Floorplan Loans”) of Borrower in an aggregate principal amount not to exceed as of any date the amount equal to (x) from October 26, 2011 through December 31, 2011, Thirty Five Million Dollars ($35,000,000) and (y) at all times from and after January 1, 2012, Thirty Two Million Dollars ($32,000,0000) minus the outstanding principal balance under any Canadian Credit Facility as of such date (provided that, to the extent the loans and advances of credit under any such Canadian Credit Facility are denominated in any currency other than US Dollars, the amount of the principal balance outstanding under such Canadian Credit Facility as of any date shall be the actual amount outstanding as of such date in the applicable currency as converted into the US Dollar equivalent thereof based on prevailing market currency exchange rates as of such date) (“Maximum Floorplan Amount”) less the aggregate amount of any open approvals given by DLL to any Vendor of Floorplanned Inventory that are outstanding as of such date.  No individual Floorplan Loan shall exceed one hundred percent (100%) of the Vendor’s invoice price for the applicable Floorplanned Inventory financed through such Floorplan Loan.

(D)           Amendment to Correct Leverage Ratio.  Section 6.1.13 of the Schedule titled “Financial Covenants” is hereby amended by amending and restating in its entirety the paragraph thereof entitled “Total Funded Senior Debt to Adjusted EBITDA Ratio” as follows:

Total Funded Senior Debt to Adjusted EBITDA Ratio.  Borrower and its Consolidated Subsidiaries shall maintain, as of the last Business Day of each fiscal quarter, a ratio of (i) Total Funded Senior Debt on such date to (ii) Adjusted EBITDA for the trailing twelve (12) month fiscal measurement period ending as of the last day of such fiscal quarter, of not more than the level in the right hand column below for each period set forth in the corresponding left hand column below:

Fiscal Quarter Ending On:	Ratio
November 30, 2011	4.0 to 1.0
February 28, 2012	3.5 to 1.0
May 31, 2012	3.5 to 1.0
August 31, 2012	4.0 to 1.0
November 30, 2012	4.0 to 1.0
February 28, 2013	3.5 to 1.0
May 31, 2013	3.5 to 1.0
August 31, 2013	3.5 to 1.0

2.           Covenant Regarding Future Consent to Additional Subordinated Indebtedness.  Borrower has advised DLL that Borrower has entered into discussions with Peachtree II, L.P. (“Peachtree”) regarding the possible extension of $3,000,000 in additional Subordinated Debt by Peachtree to Borrower, as such discussions are further described and summarized in that certain Addendum dated September 14, 2011 between Emtec Parent and Peachtree (the “Peachtree Addendum”), a copy of which has been provided by Borrower to DLL.  The parties hereto acknowledge and agree that (i) the incurrence of any such additional Subordinated Debt as contemplated by the Peachtree Addendum and/or the granting of any liens to secure the same without the prior written consent of DLL would be a breach of Section 6.2.11 and Section 6.2.17 of the Loan Agreement that would result in the occurrence of an Event of Default, (ii) DLL has not yet granted, and is not granting pursuant to this Amendment, such consent and (iii) DLL hereby reserves and preserves all of its rights and discretion under the Loan Agreement to consent to and approve (or not to consent to or approve) the terms and conditions of such additional Subordinated Debt and/or any liens granted to secure the same and to consent to and approve (or not to consent to or approve) the terms and conditions of the subordination thereof in favor of the repayment of the Obligations (and the subordination of any liens granted in connection therewith).  Without contradicting or limiting any of the foregoing, and as consideration for the amendments to the Loan Agreement provided for herein, Borrower hereby acknowledges and agrees that at a minimum, no such consent shall be given by DLL unless Borrower shall agree, at the time such consent is granted, that upon receipt by Borrower of the proceeds of any such additional Subordinated Debt from Peachtree, Borrower shall immediately make an repayment and prepayment of the outstanding principal amount of the Revolving Credit Loans in an amount of not less than $2,000,000.

3.            Effectiveness Conditions.          This Amendment shall be effective upon the satisfaction of the following conditions (any and all Loan Documents, agreements, documents, contracts, certificates, authorizing resolutions, etc. required to be delivered below must be satisfactory in form and substance, and on terms and conditions acceptable to, DLL and its counsel in their Permitted Discretion) (the “Effectiveness Conditions”):

(A)           execution and delivery of this Amendment by all parties hereto;

(B)           execution and delivery by Borrower  to DLL of (i)  an Amended and Restated Secured Revolving Credit Note in the maximum principal amount of $35,000,000 and (ii) an Amended and Restated Secured Floorplan Loan Note in the maximum principal amount of $35,000,000;

(C)           Delivery to DLL of a certificate of the secretary or assistant secretary of each Borrower entity:  (i) certifying the name, title and signature of the officer of such Borrower entity executing this Amendment and/or any other related instrument, document or agreement on behalf of such Borrower entity, (ii) certifying either (z) that there has been no change to the certificate/articles of incorporation and bylaws (or other equivalent organizational documents) since the original closing on the Loan and Security Agreement on December 7, 2006 (or, in the case of any such Borrower entity that was not an original signatory to the Loan Agreement, since the date such Borrower entity was joined as one of the Borrower entities under the Existing Loan Documents) and that the certified copies of such Borrower entity’s organizational documents as delivered to DLL at that time are still in full force and effect or (y) full and complete copies of the certificate/articles of incorporation and bylaws or other equivalent organizational documents (and including all amendments thereto) of such Borrower entity as in effect on the date of such certificate as attached thereto (and each such certificate/articles of incorporation (or other equivalent document) shall be a certified copy recently provided by the appropriate governmental official in such Borrower entity’s jurisdiction of organization), and (iii) a copy of the resolutions and/or written actions or consents of the board of directors, the board of managers or the member(s), as applicable, of such Borrower entity authorizing and/or ratifying the execution of this Amendment and/or any other related instrument, document or agreement (including the Amended and Restated Secured Revolving Credit Note, Amended and Restated Secured Floorplan Loan Note) and the performance of the transactions contemplated hereby and thereby; and

(D)           Payment by Borrower of (i) an amendment and modification fee of $10,000 (the “Sixth Amendment Fee”), which such fee shall be due and payable, fully earned and non-refundable upon the effective date of this Amendment and (ii) all reasonable fees, costs and expenses (including without limitation any and all reasonable legal fees and expenses) incurred by DLL in the negotiation, preparation and execution of this Amendment.  Borrower hereby authorizes DLL to charge the Borrower’s revolving loan account with the amount of such Sixth Amendment Fee  and all such costs and expenses of DLL in satisfaction thereof, and requests that DLL make one or more Revolving Credit Loan(s) on or after the date hereof in an aggregate amount equal to the total amount of the Sixth Amendment Fee  plus all such costs and expenses, and that DLL disburse the proceeds of such Revolving Credit Loan(s) in satisfaction thereof.

4.           Post Closing Covenants.  Borrower acknowledges that as an accommodation to Borrower, DLL has agreed  (i) to close on this Amendment, and to have this Amendment become effective, upon the satisfaction of only the Effectiveness Conditions set forth in Section 3 hereof, without the prior satisfaction of other conditions that DLL would otherwise require as conditions precedent to the effectiveness of this Amendment and (ii) to extend the deadline with respect to certain of the “Post Closing Covenants” specified in Section 7(B) of the Fifth Amendment.  Therefore, in consideration of this agreement and accommodation by DLL, Borrower hereby covenants and agrees Borrower shall cause each of the conditions and covenants set forth in this Section 4 below (the “Post Closing Covenants”) to be fully satisfied and performed to the satisfaction of DLL and its counsel in their Permitted Discretion by the respective deadlines set forth in this Section 4.  Borrower specifically acknowledges and agrees that in the event that any one or more of the Post Closing Covenants is not fully satisfied and performed to the satisfaction of DLL and its counsel in their Permitted Discretion by the applicable deadline therefor set forth in this Section 4, an immediate and automatic Event of Default shall be deemed to have occurred under the Loan Agreement and in consequence thereof, DLL shall immediately and automatically become entitled to exercise all of the rights and remedies available to DLL under the Existing Loan Documents (or any future Loan Documents that may hereafter be executed and delivered by the parties hereto), at law and in equity as a consequence of such an occurrence of such Event(s) of Default under the Loan Agreement (specifically including without limitation all rights and remedies described in Section 7.2 of the Loan Agreement).  The Post Closing Covenants are as follows:

(A)           No later than October 31, 2011, Borrower shall cause the following Post-Closing Conditions to be satisfied:

(i)      Establishment of appropriate Blocked Accounts for Covelix,

Inc., Dinero, Inc. and Emerging Solutions and execution and delivery of appropriate blocked account agreements in favor of with respect thereto as required by Section 7(B)(i) of the Fifth Amendment, and the previous deadline of September 30, 2011 for the satisfaction of such requirement as set forth in such Section 7(B)(i) of the Fifth Amendment is hereby deemed retroactively (as of September 30, 2011) extended to October 31, 2011;

(ii)      Use its commercially reasonable efforts to deliver a landlord waiver in form and substance acceptable to DLL with respect to each of Borrower’s leased business locations in Suwanee, GA and Jacksonville, FL (which was mistakenly listed as Radnor, PA in Section 7(B)(ii) of the Fifth Amendment) as required by Section 7(B)(ii) of the Fifth Amendment, and the previous deadline of September 30, 2011 for the satisfaction of such requirement as set forth in such Section 7(B)(i) of the Fifth Amendment is hereby deemed retroactively (as of September 30, 2011) extended to October 31, 2011; and

(iii)                 Payment by Borrower of all reasonable fees, costs and expenses (including without limitation any and all reasonable legal fees and expenses) incurred by DLL in the documenting and coordinating the satisfaction of the Post Closing Conditions described in this Section 4(A).  Borrower hereby authorizes the DLL to charge the Borrower’s revolving loan account with the amount of all such costs and expenses of DLL in satisfaction thereof, and requests that DLL make one or more Revolving Credit Loan(s) on or after the date hereof in an aggregate amount equal to the total amount of all such costs and expenses, and that DLL disburse the proceeds of such Revolving Credit Loan(s) in satisfaction thereof.

(B)           No later than November 15, 2011, Borrower shall cause the following Post-Closing Conditions to be satisfied:

(i)      Establishment of appropriate Blocked Accounts for Covelix,

Inc., Dinero, Inc. and Emerging Solutions and execution and delivery of appropriate blocked account agreements in favor of with respect thereto as required by Section 7(B)(i) of the Fifth Amendment, and the previous deadline of September 30, 2011 for the satisfaction of such requirement as set forth in such Section 7(B)(i) of the Fifth Amendment is hereby deemed retroactively (as of September 30, 2011) extended to November 15, 2011; and

(ii)      Payment by Borrower of all reasonable fees, costs and expenses (including without limitation any and all reasonable legal fees and expenses) incurred by DLL in the documenting and coordinating the satisfaction of the Post Closing Conditions described in this Section 4(B).  Borrower hereby authorizes the DLL to charge the Borrower’s revolving loan account with the amount of all such costs and expenses of DLL in satisfaction thereof, and requests that DLL make one or more Revolving Credit Loan(s) on or after the date hereof in an aggregate amount equal to the total amount of all such costs and expenses, and that DLL disburse the proceeds of such Revolving Credit Loan(s) in satisfaction thereof.

(C)           No later than November 30, 2011, Borrower shall cause the following Post-Closing Conditions to be satisfied:

(i)      Execution and delivery of appropriate “contingent”/”with notification”/”springing” deposit account control agreements with respect to the operating accounts and other Deposit Accounts (excluding Blocked Accounts) of each Borrower entity by the Borrower entities, DLL and the applicable bank(s) at which such operating accounts and other Deposit Accounts are maintained, provided, however, that this Section 4(B)(i) shall not apply to (i) any operating account or other Deposit Account exclusively used for payroll, payroll taxes or other employee wage and benefit payments, (ii) operating accounts or other Deposit Accounts with balances in the aggregate for all such accounts not in excess of $10,000 at any time or (iii) any operating account or other Deposit Account that is already subject to a deposit account control agreement among the applicable Borrower entity, DLL and the applicable bank at which such operating account or other Deposit Account is maintained; and

(ii)      Payment by Borrower of all reasonable fees, costs and expenses (including without limitation any and all reasonable legal fees and expenses) incurred by DLL in the documenting and coordinating the satisfaction of the Post Closing Conditions described in this Section 4(C).  Borrower hereby authorizes the DLL to charge the Borrower’s revolving loan account with the amount of all such costs and expenses of DLL in satisfaction thereof, and requests that DLL make one or more Revolving Credit Loan(s) on or after the date hereof in an aggregate amount equal to the total amount of all such costs and expenses, and that DLL disburse the proceeds of such Revolving Credit Loan(s) in satisfaction thereof.

5.           Representations and Warranties.          Each Borrower entity  represents and warrants to DLL that:

(A)           After giving effect to this Amendment, all warranties and representations made to DLL under the Loan Agreement and all other Existing Loan Documents as to each Borrower entity are accurate in all material respects as though made on the date hereof (except to the extent any such representation and warranty was made only as of a specific, earlier date).

(B)           As of the date hereof, Borrower has all requisite power and authority to execute and deliver the Amendment and each other document to be delivered in connection herewith to which it is a party  (including the Amended and Restated Secured Revolving Credit Note, the Amended and Restated Secured Floorplan Loan Note) and to perform all of its Obligations hereunder and under the Loan Agreement and all other Existing Loan Documents as amended hereby and has not taken any steps to wind up, dissolve or otherwise liquidate its assets.

(C)           As of the date hereof, the execution and delivery by Borrower of this Amendment, and the performance by it of the transactions herein contemplated (i) have been authorized by all necessary corporate action and (ii) do not and shall not constitute a violation of any applicable law or of Borrower’s Articles or Certificate of Incorporation or By-Laws (or, if applicable, Certificate of Formation or Operating Agreement) or any other document, agreement or instrument to which such entity is a party or by which such entity or its assets are bound.

(D)           As of the date hereof, each of the Amendment, and any assignment, instrument, document, or agreement executed and delivered in connection herewith, and the Loan Agreement and all other Existing Loan Documents as amended hereby, are the legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with its terms subject to the effect of any applicable bankruptcy, fraudulent transfer, moratorium, insolvency, reorganization or other similar laws affecting the rights of creditors generally and the effect of general principles of equity whether applied by a court of equity or law.

(E)           As of the date hereof, both immediately prior and after giving effect to this Amendment, no Event of Default, or event that with the passage of time or giving of notice or both will become an Event of Default, exists under the Loan Agreement or any other Existing Loan Documents.

6.           Collateral.

(A)           Reaffirmation of Liens.  To secure the payment and performance of all of the Obligations when due (specifically including without limitation, all Canadian Guaranty Obligations and all Loans made pursuant to the temporary increases in the Total Facility, Revolving Credit Limit and Maximum Floorplan Amount), Borrower hereby reconfirms and restates its grant under the Loan Agreement and the other Existing Loan Documents of a security interest and lien in favor of DLL and DLL Canadian Lender on all of its Collateral (including all Excess Cash Collateral), whether now owned or hereafter acquired, created or arising and wherever located (but subject to the second paragraph of Section 3.1 of the Loan Agreement).  Borrower hereby confirms and agrees that all security interests and liens granted under the Loan Agreement and the other Existing Loan Documents to DLL and DLL Canadian Lender continue in full force and effect and shall continue to secure the Obligations.  All Collateral remains free and clear of any Liens other than Permitted Encumbrances.  Nothing herein contained is intended to in any manner impair or limit the validity, priority and extent of DLL’s and DLL Canadian Lender’s security interest in and liens upon the Collateral.

(B)           Confirmation of No Change in Priority.  Without limiting the generality of the foregoing paragraphs (A), Borrower (acknowledges and agrees that the Obligations secured by the Collateral and the grants of security interests and liens in the Collateral by Borrower in favor of DLL and DLL Canadian Lender include all present and future loans, advances, debts, liabilities, obligations, covenants, duties and indebtedness at any time owing by Borrower to DLL (specifically including without limitation all Loans made pursuant to the temporary increases in the Total Facility, Revolving Credit Limit and Maximum Floorplan Amount) or DLL Canadian Lender, whether evidenced by the Loan Agreement, the Canadian Guaranty, any note or other instrument or document or otherwise, whether arising from an extension of credit, opening of a letter of credit, banker's acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect (including, without limitation, those acquired by assignment and any participation by DLL in Borrower's debts owing to others), absolute or contingent, due or to become due, and that the foregoing would include any such debts, liabilities, obligations and indebtedness owing to DLL from Borrower in connection with any operating or capital lease.

(C)           Provisions regarding Collateral Agency.   Borrower  acknowledges and agrees that, for the convenience of Borrower, DLL and each DLL Canadian Lender:  (i) without limiting either the validity, enforceability or perfection of any security interests or liens granted by any Borrower entity directly to any DLL Canadian Lender pursuant to this Amendment, the Loan Agreement or any other Loan Document (specifically including the Existing Pledge Agreements and the Covelix Pledge Agreement (as each such term is defined in the Fifth Amendment)) (in each case now existing or hereafter entered into, and as amended or restated from time to time) or the ability of any DLL Canadian Lender to exercise any rights and remedies available to it as the holder of such security interests and liens, DLL shall act as collateral agent for the benefit of each DLL Canadian Lender, and all security interests and liens granted by any Borrower entity directly to DLL pursuant to this Amendment, the Loan Agreement or any other Loan Document (specifically including the Existing Pledge Agreements and the Covelix Pledge Agreement (as each such term is defined in the Fifth Amendment)) (in each case now existing or hereafter entered into) (all such existing and future Loan Documents pursuant to which any such security interest or lien shall heretofore, now or hereafter be granted by any Borrower entity directly to DLL and/or pursuant to which any such security interest or lien granted by any Borrower entity directly to DLL was or is perfected (specifically including each blocked account or other deposit account control agreement giving DLL “control” (as defined in Article 9 of the Code) over any deposit account of any Borrower entity), in each case as heretofore or hereafter amended or restated from time to time, a “DLL Lien Document”) shall be held by DLL not only for its own benefit but also as collateral agent for the benefit of each DLL Canadian Lender, regardless of whether any such DLL Lien Document shall state that DLL is party thereto in its agency capacity or otherwise make reference to such agency capacity or to DLL Canadian Lender, and regardless of whether any such DLL Lien Document shall make reference to the Loan Agreement without making reference to the Canadian Guaranty, (ii) DLL may exercise all rights and remedies available to it under such DLL Lien Document (or available to it under applicable law (including the Code) or in equity as a result of the execution and delivery of such DLL Lien Document by the applicable Borrower entity or entities) either for its own benefit and/or for the benefit of each DLL Canadian Lender, all in such order and manner as DLL may elect in its sole discretion and (iii) without contradicting or limiting the provisions of the foregoing clause (i) and (ii), DLL may (but shall not be obligated to) in its sole discretion amend any existing UCC-1 financing statements filed by DLL against any Borrower entity to indicate DLL’s status as collateral agent and/or to add any DLL Canadian Lender as an additional secured part (provided that the failure of DLL to exercise its rights under this clause (iii) shall have no adverse effect or implications for DLL’s status as collateral agent or the liens and security interests granted by the Borrower entities directly to any DLL Canadian Lender).  For the avoidance of doubt, nothing in this paragraph shall apply with respect to any security interests or liens granted directly by any Canadian Subsidiary directly to any DLL Canadian Lender.

7.           Ratification of Loan Documents.  Except as otherwise expressly set forth herein, all of the terms and conditions of the Loan Agreement and the other Existing Loan Documents are hereby ratified and confirmed and continue unchanged and in full force and effect.  All references to the Loan Agreement shall mean the Loan Agreement as modified by this Amendment.  Borrower hereby acknowledges and agrees that this Amendment constitutes a "Loan Document" under the Loan Agreement.  Accordingly, it shall be an Event of Default under the Loan Agreement if (i) any representation or warranty made by Borrower under or in connection with this Amendment shall have been untrue, false or misleading in any material respect when made, or (ii) Borrower shall fail to perform or observe any term, covenant or agreement contained in this Amendment.

A.           Release.  Borrower acknowledges and agrees that it has no actual or potential claim or cause of action against DLL relating to the Loan Agreement or any other Loan Document and/or the Obligations arising thereunder or related thereto, in any such case arising on or before the date hereof.  As further consideration for the consents and amendments set forth herein, Borrower hereby waives and releases and forever discharges DLL, DLL Canada and their respective past and present officers, directors, attorneys, agents, professionals and employees (all collectively the “Released Parties”) from any liability, damage, claim, loss or expense of any kind that Borrower had, may now have or may hereafter have against any one or more of the Released Parties arising out of or relating to (a) this Amendment (and any documents, agreements being executed in connection herewith), the Loan Agreement, any other Loan Document, the Canadian Guaranty and any Canadian Subsidiary Credit Facility, (b) any and all Loans  or other extensions of credit made thereunder through the date hereof, (c) any other Obligations heretofore made and/or outstanding under the Loan Agreement or any other Loan Document and any Covered Obligations (as defined therein) under the Canadian Guaranty, (d) any transactions pursuant to or contemplated by or arising from or entered into in connection with this Amendment (and any documents, agreements being executed in connection herewith), the Loan Agreement, any other Loan Document, the Canadian Guaranty, any Canadian Subsidiary Credit Facility, any such Loans or extensions of creditor  or any other Obligation and/or (e) any action (or failure to act) taken (or, as applicable, not taken or taken only after any delay or after satisfaction of any conditions) by any of the Released Parties either in connection with any of the foregoing, or as contemplated by the Loan Agreement or by any Loan Documents, the Canadian Guaranty or any Canadian Subsidiary Credit Facility, or in connection with the negotiation or administration of the Loan Agreement, this Amendment (and any documents, agreements being executed in connection herewith) or any other Loan Document, the Canadian Guaranty or any Canadian Subsidiary Credit Facility, in each such case to the extent such liability, damage, claim, loss or expense arises out of an event or circumstance that has occurred, arisen or is in existence as of the date hereof.

8.           Governing Law.  THIS AGREEMENT, AND ALL MATTERS RELATING HERETO AND ARISING HEREFROM (WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE), INCLUDING WITHOUT LIMITATION ENFORCEMENT OF THE OBLIGATIONS, SHALL BE INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE CONFLICT OF LAWS RULES) OF THE COMMONWEALTH OF PENNSYLVANIA GOVERNING CONTRACTS TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.  Each Borrower specifically acknowledges that the  provisions of Section 9.26 of the Loan Agreement regarding consent to jurisdiction and service of process are incorporated herein by reference.

9.           WAIVER OF JURY TRIAL.  DLL AND BORROWER EACH HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO: (i) THIS AMENDMENT; (ii) ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN DLL AND BORROWER; OR (iii) ANY CONDUCT, ACTS OR OMISSIONS OF DLL OR BORROWER OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH DLL OR BORROWER; IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

10.           Counterparts.  This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same respective agreement.  Signature by facsimile or other electronic transmission (including email transmission of a PDF copy of any signature) shall bind the parties hereto.

11.           Joint and Several Obligations of Borrower.  If more than one Person is named as the “Borrower” above, or hereafter becomes a “Borrower” hereunder by means of a joinder, amendment or other modification hereto or to the Loan Agreement, then all references herein to “Borrower” shall be deemed to be a joint and several reference to each and every such Borrower entity and/or to any such Borrower entity as the context shall require.  The liability of all such Borrower entities for the Loans and other Obligations shall be joint and several as further provided for in Section 9.29 of the Loan Agreement.

12.           Miscellaneous.  All terms, conditions, promises, covenants, provisions and warranties hereof and of the Loan Documents shall inure to the benefit of and bind DLL's and Borrower's respective representatives, successors and assigns (but Borrower may not sell, assign or transfer any interest in this Amendment or any other Loan Document, or any portion thereof, including, without limitation, any of Borrower's obligations, rights, title, interests, remedies, powers and duties hereunder or thereunder).  Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  Each Borrower specifically acknowledges that the provisions of Section 9.17 of the Loan Agreement regarding injunctive relief, Section 9.22 of the Loan Agreement regarding liability and damages and Section 8.1 of the Loan Agreement regarding costs and expenses and indemnities are incorporated herein by reference.

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SIGNATURES ON FOLLOWING PAGES

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

DE LAGE LANDEN FINANCIAL SERVICES, INC.

By:	/s/ GREG BURKE
Name:	Greg Burke
Title:	VP - Risk

BORROWER ENTITIES:

EMTEC INC. (a Delaware corporation)
EMTEC INC. (a New Jersey corporation)
EMTEC VIASUB LLC (a Delaware limited liability company)
EMTEC FEDERAL, INC. (a New Jersey corporation)
EMTEC GLOBAL SERVICES LLC (a Delaware limited liability company)
LUCEO, INC. (an Illinois corporation)
EBUSINESS APPLICATION SOLUTIONS, INC. (a New Jersey corporation)
AVEEVA, INC. (a Delaware corporation)
SECURE DATA, INC. (a Delaware corporation)
EMTEC INFRASTRUCTURE SERVICES CORPORATION (a Delaware corporation)
KOAN-IT (US) Corp. (a Delaware Corporation)
COVELIX, INC. (a Delaware corporation)
DINERO SOLUTIONS, LLC (a Georgia limited liability company)
GNUCO LLC (a Delaware Corporation)

By:	/s/ SAMIR R. BHATT	(SEAL)
Name: Samir R. Bhatt
Title:     Secretary

[Signature Page 1 of 1 to Sixth Amendment to DLL/Emtec Loan and Security Agreement and Schedule]
[Borrower’s Notary Pages on Following Pages]

BORROWER’S NOTARY PAGE – 1 of 1

UNITED STATES OF AMERICA	:
STATE OF NEW JERSEY	: S.S.
COUNTY OF UNION	:

On this 26th day of October, 2011 before me, a Notary Public for the said County and State, personally appeared Samir R. Bhatt, known to me or satisfactorily proven to me to be such individual, who states that s/he is Secretary of each of the Borrower entities  named in the foregoing Sixth Amendment to the Loan and Security Agreement and Schedule to the Loan and Security Agreement (“Amendment”) and s/he acknowledged to me that s/he executed the foregoing Amendment as an authorized officer of or signer for each such entity, that the said instrument was signed on behalf of each such entity as authorized by its Board of Directors or other applicable entity governance authority and that said instrument to be the free act and deed of each such entity.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ DELORES L. IRVING

Notary Public
My Commission Expires: 12-28-2015